SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report (Date of Earliest
                        Event Reported): November 25, 1996

                         Commission file number 0-20309

                          TAPISTRON INTERNATIONAL, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

           GEORGIA                                    58-1684918
           -------                                    ----------
(State or other jurisdiction of              (IRS Employer Identification No.)
 incorporation or  organization)

                              6203 Alabama Highway
                                 P.O. Box 1067
                               Ringgold, Georgia
                                  ------------
                    (Address of principal executive offices)

                                  30736-1067
                                  ----------
                                  (Zip Code)

                                 (706) 965-9300
                                 --------------
              (Registrant's telephone number, including area code)

Item 5. Other Events.
------  -------------

Tapistron   International   today   announced  that  it  has  filed  a  Plan  of
Reorganization with the United States Bankruptcy Court.

Tapistron also announced that, in order to implement its Plan of Reorganization, it has entered into an investment banking agreement with Avonwood Capital Corporation of Philadelphia, Pennsylvania. Under the agreement, Avonwood will advise and assist Tapistron with its efforts to raise a total of $2.5 million to implement its Plan of Reorganization and to re-capitalize the company.

Tapistron also announced that it has entered into an agreement with Avonwood, pursuant to which Avonwood will assist Tapistron in obtaining a $500,000 credit facility to provide Tapistron with working capital, pending confirmation of Tapistron's Plan of Reorganization.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     Tapistron International, Inc.
                                     -----------------------------
                                     (Registrant)



Date:  11/25/96                        /s/ J. Darwin Poe
     --------------------------      -----------------------------------
                                     J. Darwin Poe
                                     (Signing on behalf of the registrant
                                     as President and Chief Financial Officer)